Exhibit 99.1
FOR IMMEDIATE RELEASE

MIRANT AND RRI ENERGY ANNOUNCE ARRANGEMENT OF GENON ENERGY DEBT AND
SCHEDULE SPECIAL MEETINGS OF STOCKHOLDERS TO VOTE ON MERGER
ATLANTA, GA and HOUSTON, TX — September 20, 2010 — Mirant Corporation (NYSE: MIR) and RRI Energy, Inc. (NYSE: RRI) announced today that they have entered into agreements which provide for the companies to borrow $1.925 billion upon the closing of their proposed merger to form GenOn Energy, Inc. (GenOn). In addition, the companies have also entered into a revolving credit facility. Completion of these financings is subject to the satisfaction of certain customary conditions.
Upon closing of the merger, the proceeds of the financings described above and cash on hand will be used to (1) discharge the RRI Energy senior secured notes due 2014 and the Mirant North America (MNA) senior unsecured notes due 2013, (2) defease the RRI Energy PEDFA 6.75% bonds due 2036, (3) repay the MNA senior secured term loan maturing in 2013 and (4) pay related fees and expenses, including accrued interest.
Upon their completion, the financings described above will, along with the availability of the revolving credit facility, satisfy the financing condition in the merger agreement.
Mirant and RRI Energy have also announced that both companies will hold their respective special meetings of stockholders on October 25, 2010 for the purpose of voting upon proposals relating to the merger. Stockholders who held shares of Mirant or RRI Energy common stock as of the close of business on September 13, 2010 will be entitled to vote at their respective special meeting.
The merger remains subject to customary closing conditions, including receipt of Mirant and RRI Energy stockholder approval and the completion of review and clearance by the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Mirant and RRI Energy expect to complete the merger by the end of the year.
About Mirant Corporation
Mirant is a competitive energy company that produces and sells electricity in the United States. Mirant owns or leases more than 10,000 megawatts of electric generating capacity. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit http://www.mirant.com.
About RRI Energy, Inc.
RRI Energy, based in Houston, provides electricity to wholesale customers in the United States. The company is one of the largest independent power producers in the nation with more than 14,000 megawatts of power generation capacity across the United States. These strategically located generating assets use natural gas, fuel oil and coal. RRI Energy routinely posts all important information on its Web site at http://www.rrienergy.com.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. RRI Energy and Mirant caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about RRI Energy’s and Mirant’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in RRI Energy’s and Mirant’s filings with the Securities and Exchange Commission (SEC). These include risks and uncertainties relating to: the ability to obtain the requisite RRI Energy and Mirant shareholder approvals; the ability to complete the requisite financing; the risk that Mirant or RRI Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the ability to resolve any litigation related to the merger; the timing to consummate the proposed merger; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-167192) that was filed by RRI Energy with the SEC in connection with the merger, and of each of RRI Energy’s and Mirant’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Each forward-looking statement speaks only as of the date of the particular statement and neither RRI Energy nor Mirant undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed merger between RRI Energy and Mirant, RRI Energy filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of RRI Energy and Mirant and that also constitutes a prospectus of RRI Energy. The registration statement was declared effective by the SEC on September 13, 2010. RRI Energy and Mirant urge investors and shareholders to read the registration statement, and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that is a part of the registration statement, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from RRI Energy’s website (www.rrienergy.com) under the tab “Investor Relations” and then under the heading “Company Filings,” and from Mirant’s website (www.mirant.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”
Participants in the Merger Solicitation
RRI Energy, Mirant and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from RRI Energy’s and Mirant’s stockholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of RRI Energy’s and Mirant’s stockholders in connection with the proposed merger is contained in the joint proxy statement/prospectus. You can find information about RRI Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2010. You can find information about Mirant’s executive officers and directors in its definitive proxy statement filed with the SEC on March 26, 2010 and supplemented on April 28, 2010. Additional information about RRI Energy’s and Mirant’s executive officers and directors can be found in the above-referenced registration statement on Form S-4. You can obtain free copies of these documents from RRI Energy and Mirant as described above.
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CONTACTS
Media Inquiries:
Brandy Bergman/David Reno/Robin Weinberg
Sard Verbinnen & Co
tel: 212-687-8080

Mirant Investor Inquiries:	RRI Energy Investor Inquiries:
Steve Himes	Dennis Barber
Mirant Corporation	RRI Energy, Inc.
tel: 678-579-3655	tel: 832-357-3042
e-mail: steve.himes@mirant.com	e-mail: dbarber@rrienergy.com